                           SCHEDULE 14A
                          (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
 [x] Preliminary proxy statement
 [ ] Definitive proxy statement
 [ ] Definitive additional materials
 [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      SunTrust Banks, Inc.
         (Name of Registrant as Specified in Its Charter)
                        Raymond D. Fortin
            (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (check the appropriate box):
 [x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
 [ ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(j)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
___________________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
___________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
___________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
___________________________________________________________________________
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
___________________________________________________________________________
     (2)  Form, schedule or registration statement no.:
___________________________________________________________________________
     (3)  Filing party:
___________________________________________________________________________
     (4)  Date filed:
___________________________________________________________________________
__________________
   1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 SunTrust

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
SunTrust Banks, Inc.

       The Annual Meeting of Shareholders of SunTrust Banks, Inc. will be held in Room 10 of the SunTrust Bank, Atlanta Tower, 25 Park Place, N.E., Atlanta, Georgia, on Tuesday, April 21, 1998, at 9:30 A.M., local time, for the following purposes:

       1. To elect four directors to serve until the Annual Meeting of Shareholders in 2001, and one director to serve until the Annual Meeting of Shareholders in 1999;

       2. To approve an amendment to SunTrust Banks, Inc.'s Restated Articles of Incorporation to increase the number of authorized shares of common stock;

       3. To ratify the appointment of Arthur Andersen LLP as independent auditors for 1998; and

       4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

       Only shareholders of record at the close of business on February 13, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

       Your attention is directed to the Proxy Statement accompanying this Noticefor more complete information regarding the matters to be acted upon at the Annual Meeting.

                               By Order of the Board of Directors

                               Raymond D. Fortin
                               Secretary
February 20, 1998



                          IMPORTANT NOTICE

       Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as soon as possible in the postage paid envelope provided.

                        SUNTRUST BANKS, INC.
                     303 PEACHTREE STREET, N.E.
                       ATLANTA, GEORGIA 30308

                  ---------------------------------
                          PROXY STATEMENT
                  ---------------------------------

      The enclosed proxy is solicited on behalf of the Board of Directors of SunTrust Banks, Inc. (the "Company" or "SunTrust") in connection with the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 21, 1998 (the "Annual Meeting"). The enclosed proxy is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his shares voted by proxy even if he attends the Annual Meeting. The proxy may be revoked by the person giving it at any time before it is exercised, by notice to the Corporate Secretary of the Company, by submitting a proxy having a later date, or by such person appearing at the Annual Meeting and voting in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for each of the proposals described below. This Proxy Statement and the enclosed proxy are being first mailed to the Company's shareholders on or about
March 2, 1998.

                        ELECTION OF DIRECTORS
                              (Item 1)

       Pursuant to the Bylaws of the Company, the Board of Directors has determined that the number of directors constituting the Board of Directors shall be 12, with directors divided into three classes serving staggered three-year terms. There are four directors, Summerfield K. Johnston, Jr., Larry L. Prince, R. Randall Rollins and James B. Williams, who have been nominated to stand for reelection as directors at the Annual Meeting in 1998 for terms expiring in 2001. In addition, Mr. M. Douglas Ivester has been nominated to stand for election as a director for a term expiring in 1999. Mr. Williams will retire as an officer of the Company on March 21, 1998, but will continue as a director if reelected and will serve as Chairman of the Executive Committee. The Company's Bylaws provide that a director shall retire as a director on the date of the annual meeting immediately succeeding such director's 70th birthday. Mr. James D. Camp, Jr. (whose term expires in
1999) will retire as director in accordance with this provision at the 1998 Annual Meeting. In addition to the five nominees, there are seven other directors continuing to serve on the Board of Directors, whose terms expire in 1999 and 2000. The Board of Directors recommends that shareholders vote in favor of all of the nominees.

       The proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. If, at the time of the Annual Meeting of Shareholders, any of the nominees named in the enclosed proxy should be unable or decline to serve as a director, the proxies are authorized to be voted for such substitute nominee or nominees as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director.

       Nominations for election to the Board of Directors may be made by any shareholder entitled to vote for the election of directors. In accordance with the Bylaws, nominations shall specify the class (term) of directors to which each person is nominated, shall be made in writing and shall be delivered or mailed to the Company's Chairman of the Board not later than March 23, 1998. Any such nomination shall contain the following information:
(i) the name and address of the proposed nominee; (ii) the principal occupation of the proposed nominee; (iii) the total number of shares of issued and outstanding $1.00 par value per share common stock of the Company
("Company Common Stock") that, to the knowledge of the nominating shareholder, will be voted for the proposed nominee; (iv) the name and residence address of each nominating shareholder; (v) the number of shares of Company Common Stock owned by the nominating shareholder; (vi) the total number of shares of Company Common Stock that, to the knowledge of the nominating shareholder, are owned by the proposed nominee; and (vii) the signed consent of the proposed nominee to serve, if elected.

       The following table sets forth for each nominee and each director whose term continues after the meeting, his age, the number of shares of Company Common Stock beneficially owned by him on December 31, 1997, a brief description of his principal occupation and business experience during the last five years, and certain other directorships held. Unless indicated otherwise, each current director has served as a director of the Company since the Company's organization.

Nominees For Term Expiring in 2001
                                                               Shares of
                                                               Company
Name               Business Experience                         Common Stock(1)
------------------------------------------------------------------------------
Summerfield K.     Chairman of the Board of Directors (since   203,325(2)
Johnston, Jr.+     1997) and Chief Executive Officer of
                   Coca-Cola Enterprises Inc., a marketer,
                   producer and distributor of products of The
                   Coca-Cola Company and other liquid non-
                   alcoholic refreshment products. He is also a director of S.W. Centrifugal, Inc. Mr.
                   Johnston is 65 and has been a director of the Company since 1997.

Larry L. Prince#   Chairman of the Board and Chief Executive   506,000(3)
                   Officer of Genuine Parts Company, a service organization engaged in the distribution of automotive replacement parts, industrial replacement parts and office products. Mr.
                   Prince is also a director of Crawford & Co., Equifax Inc., John H. Harland Co. and U.A.P.
                   Inc., Canada. Mr. Prince is 59 and has been a director of the Company since 1996.


R. Randall Rollins# Chairman of the Board and Chief Executive  61,986(4)
                    Officer of Rollins, Inc., a consumer
                    services company. He is also the Chairman of the Board and Chief Executive Officer of RPC, Inc., an oil and gas field services and boat manufacturing company, and a director of Dover Downs Entertainment, Inc.
                    Mr. Rollins is 66 and has been a director of the Company since 1995.

James B. Williams*  Chairman of the Board of Directors and     2,022,390(5)
                    Chief Executive Officer of the Company.
                    He is also a director of The Coca-Cola
                    Company, Genuine Parts Company,
                    Georgia-Pacific Corporation, Rollins,
                    Inc., RPC, Inc. and Sonat Inc.  Mr.
                    Williams is 64.

Nominee For Term Expiring in 1999

M. Douglas Ivester  Chairman of the Board and Chief Executive  1,000
                    Officer of The Coca-Cola Company.  He
                    served as President and Chief Operating
                    Officer of The Coca-Cola Company from
                    July 1994 until elected to his current
                    position in October 1997.  From April
                    1993 until July 1994, he was Executive
                    Vice President and Principal Operating
                    Officer/North America of The Coca-Cola
                    Company.  He is a director of
                    Georgia-Pacific Corporation. Mr. Ivester is 50.

Directors Whose Term Expires in 2000

J. Hyatt Brown*    Chairman, President and Chief Executive     50,000
                   Officer of Poe & Brown, Inc., an insurance agency. He is also a director of BellSouth
                   Corporation, FPL Group, Inc., International
                   Speedway Corporation and Rock-Tenn
                   Company.  Mr. Brown is 60.

Alston D. Correll                                              10,365(6)

                   Chairman of the Board of Directors and
                   Chief Executive Officer of Georgia-Pacific
                   Corporation, a manufacturer and distributor of pulp, paper and building products.
                   Prior to 1993, he was President and Chief
                   Operating Officer of Georgia-Pacific
                   Corporation.  He is also a director of
                   Sears, Roebuck and Co. and The Southern
                   Company. Mr. Correll is 56 and has been a director since 1997.

David H. Hughes+   Chairman of the Board of Directors and      49,912(7)
                   Chief Executive Officer of Hughes Supply,
                   Inc., a distributor of construction
                   materials.  He is also a director of Poe
                   & Brown, Inc.  Mr. Hughes is 54.

Scott L.           Chairman of the Executive Committee of      1,953,386(8)
Probasco, Jr       SunTrust Bank, Chattanooga, a banking
                   subsidiary of the Company.  He is also
                   a director of Chattem, Inc., Coca-Cola
                   Enterprises Inc., Provident Life and
                   Accident Insurance Company of America
                   and Provident Life Capital Corporation.
                   Mr. Probasco is 69 and has been a
                   director of the Company since 1987.

Directors Whose Term Expires in 1999

A. W. Dahlberg+    Chairman of the Board, President and        2,000(9)
                   Chief Executive Officer of The Southern
                   Company, an investor-owned electric
                   utility group.  Prior to 1994, he was
                   President and Chief  Executive Officer
                   of Georgia Power Company.  He serves as
                   a director of Equifax Inc. and Protective
                   Life Corporation. Mr. Dahlberg is 57 and has been a director of the Company since
                   1996.

L. Phillip Humann* President of the Company.  He is a          531,114(10)
                   director of Coca-Cola Enterprises Inc.,
                   Equifax Inc. and Haverty Furniture
                   Companies, Inc.  Mr. Humann is 52 and
                   has been a director of the Company since
                   1991.

Joseph L.          Chairman of the Board and Chief Executive   17,600(11)

Lanier, Jr.+       Officer of Dan River, Inc., a textile
                   manufacturing company.  He is also a
                   director of Dimon, Inc., Flowers Industries,
                   Inc. and Torchmark Corporation. Mr. Lanier is 66.

* Member of Executive Committee of the Board of Directors
# Member of Audit Committee of the Board of Directors
+ Member of Compensation Committee of the Board of Directors


(1) Company Common Stock beneficially owned as of December 31, 1997. As of such date, no nominee or director was a beneficial owner of more than 1% of the outstanding shares of Company Common Stock. Except as otherwise indicated, each director possessed sole voting and investment power with respect to all shares set forth opposite his name.

(2) Mr. Johnston shares voting and investment power with respect to 48,000 shares. Mr. Johnston disclaims beneficial ownership of 2,587 shares. Does not include 207 shares of Common Stock equivalents held in Mr. Johnston's stock account under the Company's Directors Deferred Compensation Plan.

(3)    Includes 504,000 shares held by two foundations of which Mr. Prince is
       a trustee.   Does not include 2,128 shares of Common Stock equivalents
       held in Mr. Prince's stock account under the Company's Directors Deferred Compensation Plan.

(4) Mr. Rollins shares voting and investment power with respect to 20,168 shares.

(5) Includes 201,316 shares held for the benefit of Mr. Williams under the Company's 401(k) Plan. Also includes 1,110,346 shares held by three foundations of which Mr. Williams is one of five Trustees; Mr. Williams disclaims beneficial ownership of all such shares. Mr. Williams shares investment power with respect to 194,328 shares. Does not include 41,771 shares of Common Stock equivalents held in Mr. Williams' stock account under the Company's 401(k) Excess Plan.

(6) Does not include 787 shares of Common Stock equivalents held in Mr. Correll's stock account under the Company's Directors Deferred Compensation Plan.

(7) Includes 1,672 shares held in a trust as to which Mr. Hughes has sole voting and investment power; Mr. Hughes disclaims beneficial ownership of such shares.

(8) Mr. Probasco has sole investment power with respect to 705,800 of such shares and he shares investment power with respect to 1,247,586 of such shares. Mr. Probasco disclaims beneficial ownership of 623,793 of the shares listed.

(9) Does not include 1,585 shares of Common Stock equivalents held in Mr. Dahlberg's stock account under the Company's Directors Deferred Compensation Plan.

(10) Includes 23,953 shares held for the benefit of Mr. Humann under the Company's 401(k) Plan and 9,900 shares that are the subject of exercisable employee stock options. Mr. Humann shares investment power with respect to 150,479 shares. Does not include 4,802 shares of Common Stock equivalents held in Mr. Humann's stock account under the Company's 401(k) Excess Plan.

(11)   Mr. Lanier disclaims beneficial ownership of 4,000 shares.

Principal Shareholder and Management Stock Ownership

       The following sets forth certain information concerning persons known to the Company who may be considered a beneficial owner of more than 5% of the outstanding shares of Company Common Stock as of December 31, 1997.

                                  Shares                    Percent
Name and Address           Beneficially Owned              of Class
----------------           ------------------              --------
SunTrust Bank, Atlanta        23,871,361(1) (2)            11.3 %
One Park Place, N.E.
Atlanta, Georgia 30303

(1) The shares shown were held by SunTrust Bank, Atlanta, a subsidiary of the Company, in various fiduciary or agency capacities. SunTrust Bank, Atlanta has sole voting power with respect to 9,994,094 of such shares and it shares voting power with respect to 958,673 of such shares, not including shares referred to in Note 2 below. SunTrust Bank, Atlanta has sole investment power with respect to 7,137,340 of the total shares set forth above and it shares investment power with respect to 4,551,968 of such shares, not including the shares referred to in Note 2 below. Other bank subsidiaries of the Company may be considered the beneficial owners of an additional 12,893,192 shares or 6.1% of the outstanding shares of Company Common Stock at December 31, 1997, held in various fiduciary or agency capacities. These other bank subsidiaries of the Company have sole voting power with respect to 12,259,760 of such shares and they share voting power with respect to 548,855 of such shares; they have sole investment power with respect to 6,498,101 of such shares and they share investment power with respect to 5,778,861 of such shares. The Company, SunTrust Bank, Atlanta and each other subsidiary disclaim any beneficial interest in any of such shares.

(2) Includes 12,083,355 shares held by SunTrust Bank, Atlanta as Trustee under the Company's 401(k) Plan. Shares of Company Common Stock allocated to a participant's account are voted by the Trustee in accordance with instructions from such participant. The Trustee votes any unallocated shares of Company Common Stock and any shares for which it has not received timely instructions in accordance with its determination of the best interests of the participant.

       The following table sets forth the number of shares of Company Common Stock beneficially owned on December 31, 1997 by certain executive officers of the Company and by all directors and executive officers of the Company as a group (17 persons) and the percentage of the Company's outstanding shares owned by such group.

Beneficial Owner     Shares Beneficially Owned(1)      Percent of Class(2)
------------------   ----------------------------      -------------------
John W. Clay, Jr.               143,513
Theodore J. Hoepner             218,933
Robert R. Long                  223,469
John W. Spiegel                 352,425

All Directors and
Executive Officers
 as a Group                   5,514,947                            2.60%

_________________

(1)    Includes the following shares subject to exercisable stock options:
       Mr. Clay, 14,300 shares; Mr. Hoepner, 23,100 shares; Mr. Long, 23,100 shares; Mr. Spiegel, 18,700 shares; all other executive officers, 30,200 shares.

(2) Outstanding shares represent the 211,608,000 shares of Company Common Stock outstanding on December 31, 1997, increased by the 109,400 shares subject to employee stock options referred to in Note 1. No executive officer owns 1% or more of the outstanding shares of Company Common Stock.

Board Committees, Attendance and Compensation

       The Company's Board of Directors has three standing committees -- the Executive Committee, the Audit Committee and the Compensation Committee. The Executive Committee serves as the Nominating Committee. Regular meetings of the Board are held quarterly.

       The Executive Committee has and may exercise all the lawful authority of the full Board of Directors, except that the committee may not (1) approve, or propose to the shareholders, any action that lawfully must be approved by the shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation, or adopt, amend, or repeal the Bylaws of the Company, or (4) approve a dissolution or merger of the Company or the sale of all or substantially all of the assets of the Company. The Executive Committee serves as the Nominating Committee and may make recommendations to the Board with respect to the size and composition of the Board, reviews the qualifications of potential candidates and recommends nominees to the Board. The Executive Committee held 4 meetings during 1997.

       The Audit Committee has the responsibility of recommending the independent auditors; reviewing and approving the annual plans of the independent auditors; approving the annual financial statements; reviewing regulatory reports; and reviewing and approving the annual plan for the internal audit department, as well as a summary report of such department's findings and recommendations. The Audit Committee held 4 meetings during 1997.

       The Compensation Committee is responsible for approving the compensation arrangements for senior management. It is also responsible for administration of certain employee benefit plans, including the Stock Incentive Plans, Management Incentive Plan, Performance Unit Plan, 401(k) Plan, 401(k) Excess Plan, Performance Bonus Plan, Retirement Plan and Supplemental Executive Plan. The Compensation Committee held 5 meetings during 1997.

       During 1997, the Board of Directors held 8 meetings. All the Company's directors attended at least 75% of the Board meetings and meetings of committees on which they served. Each director who is not also an employee of the Company or its subsidiaries received an annual retainer of $40,000 in 1997 and was paid a fee of $1,500 for each Board or committee meeting attended. The annual retainer was increased to $45,000 effective October 1, 1997. Directors serving as directors of the Company's subsidiaries only receive meeting attendance fees for service on those Boards. Directors may defer fees payable to them under the Company's Directors Deferred
Compensation Plan. The return on such deferred amount is determined, at the election of the director, as if such funds had been invested in Company
Common Stock or at a floating interest rate equal to the prime interest rate in effect at SunTrust Bank, Atlanta computed on a quarterly basis.

                EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

       Executive officers are elected annually by the Board following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. The following table sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has served as an executive officer of the Company or a principal subsidiary for at least five years.

Name                         Information about Executive Officers
------------------   ---------------------------------------------------------
James B. Williams    Chairman of the Board and Chief Executive Officer of the
                     Company.

L. Phillip Humann    President of the Company.  Mr. Humann will become
                     Chairman of the Board and Chief Executive Officer of the Company on March 21, 1998.

John W. Spiegel      An Executive Vice President and Chief Financial Officer
                     of the Company.  Mr. Spiegel is 56.

E. Jenner Wood III   An Executive Vice President of the Company since November
                     1993 with responsibility for trust and investment services. Prior to that time, he was an executive officer of SunTrust Bank, Atlanta, a subsidiary bank of the Company. Mr. Wood is 46.

John W. Clay, Jr.    An Executive Vice President of the Company since 1997.
                     He is also Chairman of the Board and Chief Executive
                     Officer (since 1989) of SunTrust Banks of Tennessee,
                     Inc., the Company's Tennessee banking affiliate. Prior to assuming that position, he was Chairman and Chief
                     Executive Officer of SunTrust Bank, Nashville. Mr. Clay is 56.

Theodore J. Hoepner  An Executive Vice President of the Company since 1997.
                     He has also been the Chairman, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. since September 1995. From January 1990 until August 1995, he was Chairman, President and Chief Executive Officer of SunTrust Bank, Central Florida. Mr. Hoepner is 56.

Robert R. Long      An Executive Vice President of the Company since 1997.
                    He has also been the Chairman of SunTrust Banks of Georgia, Inc. and SunTrust Bank, Atlanta since April 1996.
                    Since July 1995, he has been the Chief Executive Officer of SunTrust Banks of Georgia, Inc. and SunTrust Bank,
                    Atlanta. He has also been the President of SunTrust Bank, Atlanta since 1985 and the President of SunTrust Banks of Georgia, Inc. since October 1992. Mr. Long is 60.

                   ______________________________

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

       Decisions on compensation of the Company's executives are made by the Compensation Committee of the Board (the "Committee"). Each member of the Committee is a non-employee director. The Committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Company. Consequently, the Committee places considerable importance on its task of designing and administering an executive compensation program.

Objectives of Executive Compensation

       The objectives of the Company's executive compensation program are to:
(1) increase shareholder value, (2) improve the overall performance of the Company, (3) increase the success of the banking unit directly impacted by the executive's performance, and (4) enhance the performance of the individual executive.

Compensation Policy

       The general policy underlying the Company's executive compensation program is designed to:

       - Aid the Company in attracting, retaining and motivating high-performing executives.
       - Provide competitive levels of compensation consistent with achieving the Company's annual and long-term performance goals.
       - Reward superior corporate performance.

       Executive compensation is reviewed relative to that of the Company's peer group. However, the Company's emphasis is on programs that provide incentive compensation rewards based on the Company's performance. The peer group is comprised of the following bank holding companies: Banc One Corporation, Bank of Boston Corporation, First Union Corporation, Fleet Financial Group, Inc., KeyCorp, Mellon Bank Corporation, National City Corporation, Norwest Corporation, PNC Bank Corp., Wachovia Corporation and
Wells Fargo & Company (the "Peer Group").   Base salary will remain
conservative compared to the Peer Group with variable compensation opportunity being a significant part of the total compensation package.
Peer Group comparative information is relevant, but the Company's position on total compensation is driven more by the Company's performance, individual performance and a sense of fairness. Thus, depending on the Company's performance in any particular year, an executive officer may receive compensation above or below the level of an officer in a competing company.

Components of Executive Compensation

       The three primary components of executive compensation are:

          - Base Salary
          - Cash Incentive Plans
          - Stock Incentive Plans

       Base Salary

       Base salary is designed to provide acceptable levels of compensation to executives while helping the Company manage fixed labor expense. Therefore, the Committee believes that executive officer base salary should be on the conservative side of a market-competitive range. Salaries for top executives are reviewed annually and are based on:

           - Job scope and responsibilities
           - Corporate, unit, and individual performance (performance measures may include net income, earnings per share, return on assets, return on equity, growth, achievement of specific goals, etc.)
           - Competitive rates for similar positions
           - Length of service
           - Subjective factors

       Cash Incentive Plans

       The Company maintains two incentive plans in this category:

           - The Management Incentive Plan, which focuses on annual performance goal attainment.
           - The Performance Unit Plan, which focuses on performance over a three-year period.

       These variable compensation plans are designed so that:   (1) the
executive receives a bonus only if the Company or applicable subsidiary performance targets are met, and (2) a significant part of the executive's compensation is at risk.

       Management Incentive Plan

       Awards under the Management Incentive Plan ("MIP") are based on consolidated net earnings for Company participants, and on attainment of subsidiary net income goals for subsidiary participants. These goals are set for a one-year period, and are aimed at increasing short-term performance. Minimum targets are set and the level of attainment of such goals results in varying payouts. Maximum targets reflect ambitious earnings goals which are only attainable in an outstanding year, and thus, result in larger payouts.

       Participation in MIP is limited to a group of senior managers who have a material impact on Company performance. The participants are selected by the Committee and include the executive officers named in this Proxy Statement and approximately 300 other senior managers. Awards earned under MIP are contingent upon employment with the Company through the end of the year, except for payments made in the event of death, retirement, disability, or in the event of a change in
       control.   MIP payments are presented in the Summary Compensation
       Table under the heading "Bonus."

       Performance Unit Plan

       The Performance Unit Plan ("PUP") is aimed at motivating executives to attain specific goals set by the Committee over a three-year period. Approximately 160 participants are selected by the Committee to receive units (with a target value of $30 per unit) based upon management level, scope of position, range of incentive compensation, individual performance and subjective factors. Two performance measurements are set for each three-year cycle which correspond to a minimum, target, and maximum payout value. These performance measurements are: (1) a three-year cumulative consolidated net income goal, and (2) a three-year cumulative earnings per share goal. At the end of each cycle, the payout value is determined by actual net income and earnings per share for the three-year period. The measurement which yields the highest award is the one that is used. This method was employed due to the Company's active share purchase program and the desire not to penalize executives for this strategy. Straight line interpolation is used to calculate payout values between minimum, target, and maximum levels. These payouts are set forth in the Summary Compensation Table under the heading "LTIP Payouts."

Stock Incentive Plans

       One of the Committee's priorities is for executives to be significant shareholders so that the interests of executives are aligned with the interests of shareholders. The Company's executive officers have a significant equity stake in the Company, as reflected in the beneficial ownership information contained in this Proxy Statement.

       1995 Stock Plan

       The 1995 Executive Stock Plan (the "1995 Stock Plan") was adopted by the Board in November 1994, and approved by the shareholders at the 1995 Annual Meeting. The 1995 Stock Plan provides for grants of options to purchase Company Common Stock, restricted shares of Company Common Stock (which may be subject to both grant and forfeiture conditions), and grants of stock appreciation rights ("SARs"). There are 10,000,000 shares of Company Common Stock reserved for use under the 1995 Stock Plan, of which 5,000,000 may, but need not be, granted as restricted stock. The 1995 Stock Plan is administered by the Committee, which has the sole authority to grant options, SARs and restricted stock. The 1995 Stock Plan is used by the Committee to make stock-based incentives important factors in attracting, retaining, and rewarding employees and to closely align employee interests with those of the Company's shareholders.

       Performance based restricted stock ("Performance Stock") is a stock based incentive vehicle made available to executives under the 1995 Stock Plan. Performance Stock grants were made in 1996. Awards of Performance Stock occur as the stock price increases in increments of 20 percent over the grant date value. For each 20 percent increase in stock price, 20 percent of the shares granted are "awarded" to the participant. Forty percent of the shares granted in 1996 have been awarded because the stock price has increased 40 percent. To receive all awards under the 1996 grant, the price of the stock must double from the price on the grant date to $91.10 per share. Performance Stock that is awarded is held in escrow by the Company, but executives receive dividends and voting rights on all shares awarded to them. Awarded shares are distributed on the earliest of the following dates:
       (i) 15 years after the date shares are awarded; (ii) at attaining age 64; (iii) in the event of death or disability of a participant;
       or (iv) in the event of a change in control of the Company. The Committee believes that the plan has been effective in focusing attention on shareholder value, and each grant of Performance Stock has been made with the goal of additional stock price improvement. The 1996 grant of Performance Stock is shown in the Summary Compensation Table under the heading "Restricted Stock Award."
       There were no awards of Performance Stock in 1997.

       1986 Stock Plan

       The Executive Stock Plan, adopted in 1986 (the "1986 Stock Plan"), was designed to focus executives and other eligible participants on long-term performance of the Company. No further grants will be made under the 1986 Stock Plan. Performance Stock grants in 1990 and 1992 were also made under this plan.

       401(k) Matching Contributions

       The Company will match eligible employee contributions to the Company's 401(k) Plan after the employee has completed one year of service with the Company. The matching contributions made by the Company are made with Company Common Stock and consist of a guaranteed component and a performance component. The performance match is determined to be earned based on a comparison of net income or earnings per share results to the targets established by the Committee. If the minimum consolidated net income or earnings per share target is not achieved, no performance match will be made for the year.

       401(k) Excess Plan

       The Company also maintains an unfunded 401(k) Excess Plan to provide benefits otherwise payable to certain participants under the 401(k) Plan which exceed the tax qualified benefits under the 401(k) Plan as a result of certain federal tax restrictions. Under the 401(k) Excess Plan, the Company credits to an account for each participant an amount equal to the contribution to the 401(k) Plan that otherwise would have been made but for federal income tax restrictions on maximum contributions. Amounts credited to a participant's account generally have the same investment experience as would an investment
       by the participant in Company Common Stock.   The Company contributed
       or expensed with respect to the 401(k) Plan and the 401(k) Excess Plan a portion of the amounts shown in the Summary Compensation Table under the heading "All Other Compensation."

       Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)"), provides that compensation in excess of $1 million paid for any year to a corporation's chief executive officer and the four other highest paid executive officers at the end of such year ("Covered Employees") will not be deductible for federal income tax purposes unless certain conditions are met. One such condition is that the compensation qualify as "performance-based compensation." In addition to other requirements for qualification as performance-based compensation, shareholders must be advised of and must approve the material terms of the performance goals under which compensation is to be paid. The Company intends that awards to Covered Employees under the MIP, PUP and the 1995 Stock Plan qualify as performance-based compensation within the meaning of Section 162(m). On November 8, 1994, the Board of Directors of the Company approved the 1995 Stock Plan and certain amendments to MIP and PUP which were designed to ensure that, to the extent possible, awards payable under the 1995 Stock Plan, MIP and PUP would be fully deductible by the Company for purposes of Section 162(m). At the 1995 Annual Meeting, the Company's shareholders approved the material terms of the performance goals under which compensation is paid under the 1995 Stock Plan, MIP and PUP.

Chief Executive Officer Compensation

       The executive compensation policy described above is applied in setting Mr. Williams' compensation. Mr. Williams participates in the same executive compensation plans available to other executive officers. The 1997 cash compensation of Mr. Williams was $1,950,162. Over half (57%) of this amount was earned in performance-driven incentives. Mr. Williams had a base salary of $840,000, and earned a Management Incentive Plan award of 46% of his base salary, or $390,162.

       In keeping with the Committee's desire for the Chief Executive Officer to maintain a long-term focus for the Company, much of Mr. Williams' variable compensation is provided through PUP. The number of PUP units granted to Mr. Williams for the 1995-97 PUP cycle was determined in an effort to provide a variable compensation opportunity such that if the aggressive performance target was achieved, Mr. Williams' total compensation would be competitive with chief executives of companies in the Peer Group. Mr. Williams earned a PUP award of $720,000 for the 1995-97 PUP cycle. This represented a payout at the maximum $60 per unit value and is the result of the Company achieving the aggressive cumulative earnings per share target that was set by the Committee prior to the start of the 1995-97 cycle.

Summary

       The Committee believes that this mix of conservative market-based salaries, significant variable cash incentives for both long-term and short-term performance and the potential for equity ownership in the Company represents a balance that will motivate the management team to continue to produce strong returns. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value.

Submitted by the Compensation Committee of the Company's Board of Directors.

       Joseph L. Lanier, Jr., Chairman
       A. W. Dahlberg
       David H. Hughes
       Summerfield K. Johnston, Jr.

                             SHAREHOLDER RETURN

       Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Major Regional Bank Composite Index for the period of five years commencing December 31, 1992 and ended December 31, 1997.

(PERFORMANCE GRAPH APPEARS HERE--SEE TABLE BELOW FOR PLOT POINTS)

                                    December 31,
               1992        1993        1994        1995        1996        1997

STI            100.00      105.59      115.15      169.30      248.52     365.85
S&P 500        100.00      110.08      111.53      153.45      188.68     251.63
S&P Banks      100.00      106.02      100.34      158.00      215.88     324.62

      *Assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.

Summary of Cash and Certain Other Compensation

       The following table shows, for the fiscal years ending December 31, 1995, 1996 and 1997, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid, accrued or granted for those years, to each of the six most highly compensated executive officers of the Company.

                                               SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE
                                         Annual Compensation               Long-Term Compensation
                                         --------------------              -----------------------
                                                                 Other                      Securities              All
                                                                 Annual       Restricted    Under-                  Other
Name and Principal                                               Compen-      Stock         lying        LTIP       Compen-
Position                          Year      Salary    Bonus      sation       Award(1)      Options      Payouts    sation(2)
_____________________________________________________________________________________________________________________________
James B. Williams                 1997    $840,000   $390,162   $135,845(3)                             $720,000   $38,583
 Chairman of the Board and        1996     775,000    335,766     14,362      $2,797,500                 720,000    25,566
 Chief Executive Officer          1995     700,000    302,329     25,548                    200,000      720,000    23,015


L. Phillip Humann                 1997     500,000    232,239      5,786                                 600,000    18,946
 President                        1996     460,000    199,293      4,885       2,331,250                 600,000    15,206
                                  1995     425,000    183,557     10,571                     33,000      600,000    13,959


John W. Spiegel                   1997     380,000    176,502      2,740                                 360,000    15,304
 Executive Vice President         1996     350,000    151,636      3,600       1,398,750                 360,000    11,575
 and Chief Financial Officer      1995     325,000    140,367      7,916                     33,000      300,000    10,665


Theodore J. Hoepner               1997     320,000     83,089          0                                 240,000    12,944
 Chairman of the Board of         1996     304,500     72,724          0         699,375                 240,000    10,095
 SunTrust Banks of Florida, Inc.  1995     280,000     34,500      4,097                     33,000      240,000     8,733


John W. Clay, Jr.                 1997     300.000     77,896      5,409                                 264,000    12,132
 Chairman of the Board of         1996     287,500     68,664      5,409         699,375                 240,000     9,535
 SunTrust Banks of                1995     275,000     65,431      5,995                     33,000      240,000     9,062
 Tennessee, Inc.


Robert R. Long                    1997     300,000     77,896      2,360                                 240,000    12,895
 Chairman of the Board of         1996     262,500     62,693      2,550         699,375                 240,000     8,702
 SunTrust Banks of Georgia, Inc.  1995     225,500     44,534      9,466                     19,800      240,000     7,385
 and SunTrust Bank, Atlanta

<F1> Performance-based restricted stock ("Performance Stock") is held by the executive officers listed above, under the Company's 1986 Stock Plan and the 1995 Stock Plan. Three events must occur with respect to the Performance Stock set forth above before the executive takes full title to the Performance Stock. Shares are granted, awarded, and finally are distributed. After Performance Stock is granted by the Compensation
     Committee, 20% increments are awarded if and when there are comparable
     20% increases in the average price of the Company's Common Stock from the initial price at the time of grant. Awarded shares are distributed on the earliest of the following dates: (i) 15 years after the date shares are awarded to participants; (ii) at attaining age 64; (iii) in the event of the death or disability of a participant; or (iv) in the event of a change in control of the Company as defined in the 1986 Stock
     Plan or the 1995 Stock Plan. The individuals set forth in the table above held (were granted), subject to the terms and conditions of the 1986 Stock Plan or the 1995 Stock Plan, the number of shares of restricted stock, including Performance Stock, with a value as of December 31, 1997, as follows: Messrs. Williams 116,000 shares, $8,279,500; Humann
     330,000  shares, $23,553,750; Spiegel 200,000 shares, $14,275,000; Hoepner
     145,000 shares, $10,349,375; Clay 81,000 shares, $5,781,375; and Long
     121,000 shares, $8,636,375. As described above, not all such shares have been awarded. The price of the Company's Common Stock would have to reach
     $91.10 for a certain period of time before all the shares listed in the table above and in this footnote would be awarded. Dividends were paid in 1997 on shares of awarded Performance Stock as follows: Messrs.
     Williams $209,000;  Humann $266,250; Spiegel $161,600;  Hoepner $122,425;
     Clay $63,225; and Long $100,225.

<F2> Amounts contributed by the Company to the 401(k) Plan and the 401(k)
     Excess Plan.  Also includes premiums paid on term life insurance.

<F3> Includes $100,000 paid for club expenses.


Option Exercises and Holdings

       The following table sets forth information with respect to the named executives concerning the exercise of options during 1997 and unexercised options held as of December 31, 1997. There were no grants of options to such executive officers during 1997.

AGGREGATED OPTION EXERCISES IN 1997 AND DECEMBER 31, 1997 OPTION VALUES

                                                      Number of Securities                  Value of Unexercised
                                                      Underlying Unexercised                In-the-Money Options
                                                      Options at December 31, 1997          at December 31, 1997
                                                      ----------------------------          ---------------------
                        Shares
                        Acquired
                        on             Value
Name                    Exercise       Realized       Exercisable       Unexercisable       Exercisable       Unexercisable
--------------------    --------       --------       -----------       -------------       -----------       -------------
James B. Williams              0      $      0               0              200,000         $        0          $8,225,000
L. Phillip Humann              0             0           9,900               23,100            407,138             949,988
John W. Spiegel            9,400       468,825          18,700               23,100            936,788             949,988
Theodore J. Hoepner        5,000       267,188          23,100               23,100          1,204,363             949,988
John W. Clay, Jr.          4,400       163,625          14,300               23,100            671,963             949,988
Robert R. Long             5,000       256,250          23,100                9,900          1,204,363             407,138

Long-Term Incentive Plan

       The following table provides information concerning the Company's Performance Unit Plan ("PUP"). The PUP provides for the award of performance units ("Units"), each with a target grant value, to key employees of the Company and its subsidiaries by the Compensation
Committee. The grant value and number of Units awarded to a participant for each performance measurement cycle is determined by the Compensation Committee as of the grant date. The final value of the Units granted under each award may range from zero to 200% of the grant value and will be determined by the Compensation Committee at the end of each performance measurement cycle based on the achievement of either consolidated net income goals or earnings per share goals established by the Compensation Committee for that cycle. Payment of an award earned under the PUP is contingent upon continuous employment with the Company until the end of the award cycle, except for payments made in the event of retirement, death, disability or a change in control.

LONG-TERM INCENTIVE PLAN - AWARDS IN 1997

                                                                    Estimated Future Payouts under
                                                                      Non-Stock Price-Based Plans
                                                                    ------------------------------
                                             Performance
                                             Period Until
                              Number         Maturation
      Name                    of Units       or Payout       Threshold        Target       Maximum
-------------------           ---------      ------------    ---------        -------      --------
James B. Williams               12,000        3 years        $180,000       $360,000      $720,000
L. Phillip Humann               10,000        3 years         150,000        300,000       600,000
John W. Spiegel                  6,000        3 years          90,000        180,000       360,000
Theodore J. Hoepner              4,600        3 years          69,000        138,000       276,000
John W. Clay, Jr.                4,600        3 years          69,000        138,000       276,000
Robert R. Long                   4,600        3 years          69,000        138,000       276,000

Pension Plans

       The following table shows estimated combined retirement benefits payable to a covered participant at normal retirement age under the Company's
Retirement Plan, ERISA Excess Retirement Plan ("ERISA Excess Plan") and
Supplemental Executive Retirement Plan ("SERP") as described below.

                                PENSION PLAN TABLE

                                  Years of Service

Remuneration                 15               20              25               30 or More
-------------             ----------       ---------        ---------          ----------
$   500,000               300,000          300,000          300,000              300,000
    600,000               360,000          360,000          360,000              360,000
    700,000               420,000          420,000          420,000              420,000
    800,000               480,000          480,000          480,000              480,000
    900,000               540,000          540,000          540,000              540,000
  1,000,000               600,000          600,000          600,000              600,000
  1,100,000               660,000          660,000          660,000              660,000
  1,200,000               720,000          720,000          720,000              720,000
  1,600,000               960,000          960,000          960,000              960,000
  1,800,000             1,080,000        1,080,000        1,080,000            1,080,000
  2,000,000             1,200,000        1,200,000        1,200,000            1,200,000
  2,200,000             1,320,000        1,320,000        1,320,000            1,320,000
  2,400,000             1,440,000        1,440,000        1,440,000            1,440,000

       The Company's Retirement Plan is a noncontributory retirement plan for the benefit of eligible employees of the Company and its subsidiaries. The
Company has also established the ERISA Excess Plan to pay benefits to certain
Retirement Plan participants that exceed the benefits payable to such Plan participants under the Retirement Plan as a result of federal tax restrictions. In addition, the SERP provides benefits to certain key employees of the Company and its subsidiaries as designated by the Compensation Committee. The maximum annual benefits payable under the SERP will equal 60% of the average annual income (defined as base salary, and payments made under the Management Incentive Plan and Performance Unit Plan, which are shown in the Summary Compensation Table) earned during the 60 consecutive months of employment preceding retirement, reduced by annual benefits payable at retirement under the Retirement Plan, the ERISA Excess
Plan, Social Security benefits at age 65, and certain other nonqualified, unfunded retirement arrangements maintained by the Company. Upon retirement, the SERP benefit will be paid in the form of a lump sum that is actuarially equivalent to a life annuity if the participant is unmarried or that is actuarially equivalent to a 100% joint and survivor annuity if the participant is married. Retirement benefits under the SERP vest when a participant has completed ten years of service with the Company and is 60 years old.

       The compensation earned in 1997 for the individuals named in the Summary
Compensation Table included for the computation of benefits payable under the SERP and credited years of service is as follows: Messrs. Williams, $1,950,162, 42 years of service; Humann, $1,332,239, 28 years of service;
Spiegel, $916,502, 32 years of service; Hoepner $643,089, 29 years of service; Clay, $641,896, 30 years of service; and Long, $617,896, 30 years of service.

       The SERP provides that in the event of a change in control of the Company (as defined in the SERP), all benefits accrued for participants who are involuntarily terminated or who terminate for good reason within three years after a change in control shall immediately vest. Under such circumstances, benefits would be calculated using the highest compensation for any twelve consecutive month period during the 60 consecutive month period which ends immediately before the termination of employment. Further, the participant's credited service may be increased under certain circumstances up to three years. Termination for good reason means a termination made primarily because of a failure to elect or reelect a participant to a position held with the Company prior to the change in control or a substantial change or reduction in responsibilities or compensation. The SERP further provides that in the event of a termination as described above, participants in the SERP will continue to receive health, life and disability benefit coverage for up to two years after such termination.

Compensation Committee Interlocks and Insider Participation

       Messrs. Lanier, Dahlberg, Hughes and Johnston served as members of the Compensation Committee during all or part of 1997. During 1997, the Company's bank subsidiaries engaged in customary banking transactions and had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of certain directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features. Mr. James B. Williams is a member of the Compensation
Committee of Genuine Parts Company, of which Mr. Larry L. Prince is the
Chairman of the Board and Chief Executive Officer. Mr. James B. Williams is a member of the Compensation Committee of the Board of Directors of Georgia-Pacific Corporation, of which Mr. Alston D. Correll is the Chairman and Chief Executive Officer. Mr. James B. Williams is a member of the
Compensation Committee of the Board of Directors of Rollins, Inc. and RPC,
Inc., of which Mr. R. Randall Rollins is Chairman and Chief Executive Officer.
Mr. Theodore J. Hoepner is a member of the Compensation Committee of the Board of Directors of Poe & Brown, Inc., of which Mr. J. Hyatt Brown is
Chairman, President and Chief Executive Officer.

APPROVAL OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

(Item 2)

       On February 10, 1998, the Board of Directors approved a proposal to amend the Company's Restated Articles of Incorporation to increase the number of shares of common stock, par value $1.00 per share, which the Company is authorized to issue from 350,000,000 to 1,000,000,000. There will be no change in the par value of each share of common stock and the amendment will not affect the number of shares of preferred stock authorized, which is 50,000,000 shares. The full text of the proposed amendment to Article 5(a) of the Restated Articles of Incorporation is set forth below:

       5(a). The aggregate number of common shares (referred to in these Articles of Incorporation as "Common Stock") which the Corporation shall have the authority to issue is 1,000,000,000 shares with a par value of $1.00 per share. Each holder of Common Stock shall be entitled to one vote for each share of such stock held.

       As of December 31, 1997, the Company had 209,909,000 shares of Common
Stock issued, of which 1,699,000 were held in the treasury of the Company.

       If the proposed amendment is approved, the newly authorized but unissued shares will be available for issuance from time to time at the discretion of the Board of Directors for such purposes and consideration as the Board may approve. Generally, no stockholder approval is required for the issuance of authorized but unissued shares of Common Stock, except as provided by the rules of the New York Stock Exchange. Stockholders have no preemptive rights to subscribe for any of the shares which may be issued by the Company from time to time. Unissued shares of Common Stock will be available at the discretion of the Board of Directors for, among other things, future stock splits, stock dividends, acquisitions, or issuance upon exercise of stock options or to raise additional capital in public or private sales. The Board of Directors believes that the amendment to increase the number of authorized shares is advisable in order to give the Company additional flexibility. The affirmative vote of a majority of the outstanding shares is necessary to adopt the proposed amendment. The Board of Directors recommends a vote for the amendment.

RATIFICATION OF APPOINTMENT OF AUDITORS

(Item 3)

       Subject to ratification by a majority of the shares represented at the Annual Meeting, Arthur Andersen LLP has been appointed by the Board of Directors as auditors of the Company for 1998. Arthur Andersen LLP also audited the Company's financial statements for 1997. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to questions.

       The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the shareholders for ratification.
The decision of the Board of Directors is based on the recommendation of the Audit Committee, which reviewed both the proposed audit scope and estimated audit fees for the coming year.

SHAREHOLDER PROPOSALS

       Shareholders who intend to submit proposals to the Company's shareholders at the 1999 Annual Meeting must submit such proposals so that they are received by the Company no later than December 21, 1998 in order to be considered for inclusion in the Company's 1999 proxy materials.
Shareholder proposals should be submitted to SunTrust Banks, Inc., Post Office
Box 4418, Atlanta, Georgia 30302, Attention:  Corporate Secretary.

VOTING AT THE MEETING

       Each shareholder of record at the close of business on February 13, 1998 is entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share of Company Common Stock entitles the holder to one vote on any matter coming before a meeting of shareholders of the Company. On February 13, 1998, the record date for the Annual Meeting, there were _______ shares of Company Common Stock outstanding.

       A majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. The presence of a quorum, either in person or by proxy, and the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required to ratify the appointment of auditors and to take most other actions. If a quorum is present, the vote of a plurality of the votes cast by the shares entitled to vote shall be necessary for the election of Directors. Shares beneficially held in street name are counted for quorum purposes if such shares are voted on at least one matter to be considered at the meeting. Broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, such non-votes have no effect on the outcome of any vote. Abstentions with respect to a proposal are counted for purposes of establishing a quorum.
Abstentions also are counted for purposes of determining the minimum number of affirmative votes required for approval of proposals and, accordingly, have the effect of a vote against those proposals. If a quorum is present, abstentions have no effect on the outcome of voting for directors.

       The cost of soliciting proxies will be borne by the Company.  Corporate
Investors Communications has been retained to assist in the solicitation of proxies for a fee of $8,000 plus expenses. Proxies may also be solicited by employees of the Company.

       The Board of Directors knows of no other matters which will be brought
before the Annual Meeting.   If other matters are properly introduced, the
persons named in the enclosed proxy will vote on such matters as the Board recommends.



February 20, 1998

                                   PROXY
     Annual Meeting of Shareholders to be Held April 21, 1998.
        This Proxy is Solicited by the Board of Directors.

     The undersigned hereby appoints James D. Camp, Jr., Joseph L. Lanier, Jr. and John W. Spiegel, and each of them, proxies with full power of substitution, to vote for the undersigned all shares of the Common Stock of SunTrust Banks, Inc. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, April 21, 1998, at 9:30 A.M. local time, in Room 10 of the SunTrust Bank, Atlanta, Tower, 25 Park Place, N.E., Atlanta, Georgia, and at any adjournments thereof, upon the matters described below and in the accompanying Proxy Statement dated February 20, 1998, and upon any other business that may properly come before such Annual Meeting or any adjournments thereof.
     Pursuant to the Proxy Statement, said proxies are directed to vote as indicated below, and otherwise as the Board of Directors may recommend with respect to any other business that may properly come before the meeting or at any adjournment thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
              WILL BE VOTED "FOR" EACH OF THE FOLLOWING PROPOSALS.

1. Proposal to elect as Directors: Summerfield K. Johnston, Jr., Larry L. Prince, R. Randall Rollins and James B. Williams to serve until the Annual Meeting of Shareholders in 2001, and M. Douglas Ivester to serve until the Annual Meeting of Shareholders in 1999.
     [ ] FOR all nominees listed above (except as indicated to the contrary)
     [ ] WITHHOLD AUTHORITY to vote for nominees listed above

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write his name on the line below:

_____________________________________________________________________________

2. Proposal to amend SunTrust Banks, Inc.'s Restated Articles of Incorporation to increase the number of authorized shares of common stock.
     [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

              (Continued and to be signed on the other side)

=============================================================================
=============================================================================

                        (continued from other side)

3. Proposal to ratify the appointment of Arthur Andersen LLP as auditors of the Company for 1998.
     [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN


     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 20, 1998.


                                       ______________________________________

                                       ______________________________________
                                       Signature(s) of Shareholder






                                       Date ___________________________, 1998
                                       IMPORTANT:  Please date and sign this
                                       Proxy exactly as your name or names
                                       appear hereon; if shares are held
                                       jointly, all joint owners must sign.
                                       An executor, administrator, trustee,
                                       guardian, or other person signing in
                                       a representative capacity, must give
                                       his or her full title.  A corporation
                                       must sign in full corporate name by
                                       its president or other authorized
                                       officer.  A partnership must sign in
                                       partnership name by an authorized
                                       person.

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